UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 14, 2005
SBC COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Throughout this document, SBC Communications Inc. is referred to as “SBC”. On November 14, 2005, SBC closed its sale of U.S. $500,000,000 principal amount of its Floating Rate Notes due 2008 at an initial interest rate of 4.52% (the “2008 Notes”), U.S. $1,000,000,000 principal amount of its 5.30% Global Notes due 2010 (the “2010 Notes”), and U.S. $500,000,000 principal amount of its 6.15% Notes due 2034 (the “2034 Notes”, and together with the 2008 Notes and the 2010 Notes, the “Notes”) pursuant to an Underwriting Agreement dated November 8, 2005 (the “Underwriting Agreement”), among SBC and Banc of America Securities LLC, Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the several Underwriters named in Schedule II thereto. The interest rate on the 2008 Notes is subject to adjustment based on changes in the three-month London Interbank Offered Rate. The Notes were issued pursuant to that certain Indenture dated November 1, 1994 between SBC and The Bank of New York, as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to two Registration Statements on Form S-3 (Nos. 333-105774 and 333-118476) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Underwriting Agreement and the forms of Notes are attached hereto as exhibits and incorporated herein by reference. SBC is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statements.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:
(c)	Exhibit No. Description
1.1	Underwriting Agreement, dated November 8, 2005

4.1	Form of 2008 Note

4.2	Form of 2010 Note

4.3	Form of 2034 Note

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBC COMMUNICATIONS INC.
Date: November 14, 2005	By:	/s/ John J. Stephens
John J. Stephens
Vice President and Controller